                       SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549

                                   -------------

                                     FORM 8-K/A

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                   -------------

Date of report (Date of earliest event reported):    April 14, 2000

                              Paradyne Networks, Inc.
--------------------------------------------------------------------------------
                 (Exact Name of Registrant as Specified in Charter)

          Delaware                       000-26485               75-2658219
----------------------------     ------------------------     ----------------
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                              8545 126th Avenue North
                                Largo, Florida 33773
--------------------------------------------------------------------------------
            (Address of Principal Executive Offices, including Zip Code)

         Registrant's telephone number, including area code: (727) 530-2000

                                        N/A
--------------------------------------------------------------------------------
           (Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         This Current Report on Form 8-K/A is filed to amend the Company's Current Report on Form 8-K dated May 1, 2000 pursuant to Item 7(a)(4) and Item 7(b)(2) of Form 8-K.

         (a)      Financial Statements of Business Acquired

         The following financial statements of Control Resources Corporation are filed herewith:



CONTROL RESOURCES
(A CARVE-OUT ENTITY OF P-COM, INC.)

CONTROL RESOURCES
(A CARVE-OUT ENTITY OF P-COM, INC.)

TABLE OF CONTENTS

--------------------------------------------------------------------------------


                                                                 PAGE(S)
Report of Independent Certified Public Accountants                  4


Financial Statements:

     Balance Sheet, December 31, 1999                               5

     Statement of Operations for the Year Ended
        December 31, 1999                                           6

     Statement of Cash Flows for the Year Ended
        December 31, 1999                                           7

     Notes to Financial Statements                               8-13

                     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
P-Com, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, and cash flows present fairly, in all material respects, the financial position of Control Resources (a carved-out entity of P-Com, Inc.)(the "Company") at December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.





PRICEWATERHOUSECOOPERS LLP

Tampa, Florida
June 1, 2000

CONTROL RESOURCES
(A CARVE-OUT ENTITY OF P-COM, INC.)

BALANCE SHEET (IN THOUSANDS)
DECEMBER 31, 1999
--------------------------------------------------------------------------------

ASSETS
Current assets:
    Cash and cash equivalents                           $    180
    Accounts receivable                                      745
    Inventory                                              2,165
    Prepaid expenses                                          37
                                                        --------
      Total current assets                                 3,127

Property and equipment, net                                  890
Capitalized software, net                                  1,257
Other assets                                                  65
                                                        --------
        Total assets                                    $  5,339
                                                        ========

LIABILITIES AND ACCUMULATED DEFICIT
Current liabilities:
    Accounts payable and accrued expenses               $    981
    Accrued salaries and wages                               174
    Accrued vacation                                         324
    Intercompany advances                                  8,186
    Notes payable - related party                          4,000
    Accrued interest - related party                       1,483
    Current portion of capital lease obligation               15
                                                        --------
      Total current liabilities                           15,163

    Capital lease obligation                                  20
                                                        --------

      Total liabilities                                   15,183

Commitments and contingencies (Notes 2, 7 and 8)

Accumulated deficit                                       (9,844)

                                                        --------
        Total liabilities and accumulated deficit       $  5,339
                                                        ========





   The accompanying notes are an integral part of these financial statements.

CONTROL RESOURCES
(A CARVE-OUT ENTITY OF P-COM, INC.)

STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT (IN THOUSANDS)
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

Revenue                                       $ 6,155

Cost of goods sold                              3,395
                                              -------
      Gross profit                              2,760
                                              -------
Operating expenses:
    Research and development                    2,019
    Selling, general and administrative         4,313
                                              -------
      Total operating expenses                  6,332
                                              -------
        Loss from operations                   (3,572)

Nonoperating income (expense):
    Interest income                                36
    Interest expense                             (524)
                                              -------
        Net loss                               (4,060)

Accumulated deficit, beginning of year         (5,784)
                                              -------
Accumulated deficit, end of year              $(9,844)
                                              =======





   The accompanying notes are an integral part of these financial statements.

CONTROL RESOURCES
(A CARVE-OUT ENTITY OF P-COM, INC.)

STATEMENT OF CASH FLOWS (IN THOUSANDS)
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                $(4,060)
    Adjustments to reconcile net loss to net cash used in
        operating activities:
      Depreciation and amortization                                             834
      Change in deferred income taxes
      Changes in operating assets and liabilities:
        Decrease in accounts receivable                                       2,625
        Increase in inventory                                                   (39)
        Decrease in prepaid expenses and other assets                            98
        Decrease in accounts payable and accrued expenses                      (566)
        Increase in accrued salaries and wages                                   99
        Increase in accrued vacation                                            160
        Increase in accrued interest - related party                            520
                                                                            -------
           Net cash used in operating activities                               (329)
                                                                            -------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                                        (402)
    Expenditures for capitalized software development costs                    (647)
                                                                            -------
           Net cash used in investing activities                             (1,049)
                                                                            -------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment of capital lease obligations                                      (11)
    Increase in intercompany advances, net                                    1,377
                                                                            -------
           Net cash provided by financing activities                          1,366
                                                                            -------
Net decrease in cash and cash equivalents                                       (12)

Cash and cash equivalents, beginning of year                                    192
                                                                            -------
Cash and cash equivalents, end of year                                      $   180
                                                                            =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash payments for:
      Interest                                                              $     5
                                                                            =======
      Income taxes                                                          $    --
                                                                            =======
    Non-cash transactions:
      Capital lease obtained for purchase of property and equipment         $    46
                                                                            =======



   The accompanying notes are an integral part of these financial statements.

CONTROL RESOURCES
(A CARVE-OUT ENTITY OF P-COM, INC.)

NOTES TO FINANCIAL STATEMENTS (IN THOUSANDS)
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     Control Resources (the "Company") is a carve-out entity of P-Com, Inc. The company designs, manufactures, supports and services products used by the communications industry to provide integrated network devices to network service providers.

     On April 14, 2000 P-Com, Inc. completed the sale of the Company's key operating assets to Paradyne Networks, Inc. pursuant to an Asset Purchase Agreement dated as of April 5, 2000 among the Company, P-Com, Paradyne Networks, Inc. and Paradyne Corporation. The purchase price of the net assets was approximately $7,768.

     The financial statements of the Company have been prepared to present the financial position, results of operations, and cash flows on a stand-alone basis. All revenues and expenses specifically identifiable to the Company are included.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting principles and practices used in the preparation of the accompanying financial statements are summarized below.

     REVENUE RECOGNITION

     Revenue from equipment sales is recognized at the date of shipment. Revenue from services, which consists mainly of repair of out-of-warranty products, is recognized when the services are performed and all substantial contractual obligations have been satisfied.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period presented. Actual results could differ from those estimates. The markets for the Company" products are characterized by intense competition, rapid technological development and frequent new product introductions, all of which could impact the future value of the Company's inventory and certain other assets.

     CASH AND CASH EQUIVALENTS

     The Company considers all short-term investments with original maturities of three months or less to be cash equivalents.

     CONCENTRATION OF CREDIT RISK

     The Company sells products to customers and extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on

CONTROL RESOURCES
(A CARVE-OUT ENTITY OF P-COM, INC.)

NOTES TO FINANCIAL STATEMENTS (IN THOUSANDS)
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


     receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowance for anticipated losses. Sales to one customer were approximately 79% of revenue for the year ended December 31, 1999.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these financial instruments.

     INVENTORY

     Inventory is stated at the lower of cost or market. Cost includes material, direct labor and manufacturing overhead. Cost is determined using the first-in, first-out (FIFO) method.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

     Estimated useful lives are:

              Leasehold improvements                  10 years

              Computer equipment                       3 years

              Machinery and equipment                5-7 years

              Furniture and fixtures                   7 years

     Expenditures for renewals and improvements that significantly add to productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations when incurred. When assets are sold or retired, the cost of the asset and the related accumulated depreciation are eliminated from the accounts and any gain or loss is recognized at such time.

     IMPAIRMENT OF LONG-LIVED ASSETS

     The Company evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized in accordance with Statement of Financial Accounting Standards (SFAS) No. 121. As of December 31, 1999, management does not believe that any such assets are impaired.

CONTROL RESOURCES
(A CARVE-OUT ENTITY OF P-COM, INC.)

NOTES TO FINANCIAL STATEMENTS (IN THOUSANDS)
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


     RESEARCH AND DEVELOPMENT AND CAPITALIZED SOFTWARE COSTS

     The Company expenses research and development costs for the development of new software products and substantial enhancements to existing software products as incurred until technological feasibility is established, at which time further development costs are capitalized. Capitalization ceases when the product is available for general release to customers. Capitalized software costs are amortized using the straight-line method over the software's estimated useful life.

     For the year ended December 31, 1999, the Company incurred total research and development expenditures of $2,666, of which $647 was capitalized. For the year ended December 31, 1999, amortization expense related to capitalized software was $164. Accumulated amortization of capitalized software costs was $300 at December 31, 1999.

     PRODUCT WARRANTY

     The Company generally provides a factory warranty on its products. Through February 2000, the warranty period was generally one year from the date of sale. In February 2000, the warranty period for the Company's largest customer was retroactively extended from one to five years for all products sold to the customer since April 1997. A current charge to income is recorded at the time of sale to reflect the amount the Company estimates will be needed to cover future warranty obligations for products sold during the year. The accrued liability for warranty costs is included in the caption "Accounts payable and accrued expenses" in the accompanying balance sheet.

     INCOME TAXES

     The Company joins with P-Com in filing consolidated federal income tax returns. Under the parent company tax allocation policies, the parent retains any tax benefit arising from losses.

3.   INVENTORY

     Inventory is summarized as follows:

     Raw materials                                       $  814
     Work in process                                        108
     Finished goods                                       1,243
                                                         ------
                                                         $2,165
                                                         ======

CONTROL RESOURCES
(A CARVE-OUT ENTITY OF P-COM, INC.)

NOTES TO FINANCIAL STATEMENTS (IN THOUSANDS)
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


4.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

     Leasehold Improvements                                         $    37
     Computer equipment                                               1,433
     Machinery and equipment                                          1,653
     Furniture and fixtures                                             219
                                                                    -------
                                                                      3,342
     Less accumulated depreciation                                   (2,452)
                                                                    -------
                                                                    $   890
                                                                    =======

     Depreciation expense was $670 for the year ended December 31, 1999.

5.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following:

     Accounts payable                                               $   722
     Warranty reserve                                                    56
     Expense reimbursement for certain officers                         130
     Other accrued expenses                                              73
                                                                    -------
                                                                    $   981
                                                                    =======

6.   INTERCOMPANY INDEBTEDNESS

     Indebtedness at December 31, 1999 consists of notes payable to P-Com with interest at prime plus 5% (13.5% at December 31, 1999), interest and principal payable upon demand, and intercompany advances from P-Com which are non-interest bearing.

7.   CAPITAL LEASE OBLIGATION

     In March 1999 the Company executed a lease agreement for computer equipment. For financial reporting purposes, the lease has been classified as a capital lease; accordingly, assets of approximately $46 (included in computer equipment) and accumulated depreciation of $6 have been recorded at December 31, 1999.

CONTROL RESOURCES
(A CARVE-OUT ENTITY OF P-COM, INC.)

NOTES TO FINANCIAL STATEMENTS (IN THOUSANDS)
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


     Future minimum lease payments for assets under the capital lease at December 31, 1999 are as follows:

     2000                                                           $    19
     2001                                                                19
     2002                                                                 4
                                                                    -------
     Total minimum lease payments                                        42
     Less amount representing interest                                   (7)
                                                                    -------
     Present value of net minimum lease payments                         35
     Less current portion                                               (15)
                                                                    -------
     Long-term capital lease obligation                             $    20
                                                                    =======

8.   COMMITMENTS AND CONTINGENCIES

     The Company is obligated under non-cancelable operating leases for office space and equipment. The leases expire at various dates through 2004. Rent expense for the year ended December 31, 1999 was $507. The aggregate minimum rental commitments under non-cancelable operating leases are as follows:

     Year ended December 31,

     2000                                                           $   518
     2001                                                               508
     2002                                                               497
     2003                                                               496
     2004                                                               496
                                                                    -------
     Total minimum lease payments                                   $ 2,515
                                                                    =======


9.   EMPLOYEE BENEFITS

     The Company participates in a noncompensatory stock option plan of P-Com whereby P-Com's Board of Directors may discretionarily reserve P-Com's common shares for the purpose of granting to employees options to purchase common stock at a price not less than the fair market value of the stock at the date the options were granted.

     The Company also participates in an employee stock purchase plan provided by P-Com, Inc. whereby employees of the Company may purchase common stock of P-Com through payroll deductions during successive offering periods with a maximum duration of 24 months. Each offering period is divided into consecutive semi-annual purchase periods. The price of the common stock is equivalent to 85% of the fair market value of the common stock on the first day of the offering period or the last day of the purchase period, whichever is lower.

CONTROL RESOURCES
(A CARVE-OUT ENTITY OF P-COM, INC.)

NOTES TO FINANCIAL STATEMENTS (IN THOUSANDS)
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


     The Company maintains a savings plan under Section 401(k) of the Internal Revenue Code. This savings plan allows eligible employees to contribute up to 15% of their compensation on a pre-tax basis. The Company does not match any of the employees' contributions.

10.  OTHER RELATED PARTY TRANSACTIONS

     Employee benefits of the Company include health insurance, which is provided through plans obtained by P-Com. The employer's share of the insurance expense is allocated to the Company for each payroll period. For the year ended December 31, 1999, the Company recorded employee benefits' expense of $124 for its share of employees' health insurance plans.

     P-Com's insurance policies with various carriers also provide coverage for the Company's workers' compensation, general liability and property insurance. P-Com does not allocate any expenses to the Company related to these insurance policies.

         (b)      Pro Forma Financial Information

         The following pro forma financial statements are filed herewith:

         Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1999

         Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1999

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         On April 14, 2000 the Registrant acquired substantially all the operating assets and liabilities of Control Resources Corporation for approximately $7.8 million. The Unaudited Pro Forma Consolidated Balance Sheet at December 31, 1999 gives pro forma effect to the Registrant's acquisition of the key operating assets of Control Resources Corporation (a carve-out entity of P-Com, Inc.) as if it had occurred as of December 31, 1999. In addition, the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999 gives pro forma effect to the acquisition as if it had occurred on January 1, 1999.

         The Registrant accounts for this acquisition under the purchase method of accounting. The total cost (including related fees and expenses) of key operating assets acquired is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price over net asset valuation being recorded as goodwill.

         The unaudited pro forma financial statements are provided for informational purposes only and are not necessarily indicative of our results of operation or financial position had the transaction occurred on the date indicated, nor are they necessarily indicative of the results of operation that may be expected to occur in the future. Furthermore, the unaudited pro forma financial statements are based on available information and assumptions that the Registrant believes are reasonable and should be read in conjunction with the registrant's historical audited financial statements for the year ended December 31, 1999 and the accompanying notes thereto from which the unaudited pro forma financial statements presented are derived.

                            PARADYNE NETWORKS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)


                                                                                 Control
                                                               Paradyne         Resources
                                                            Networks, Inc.     Corporation           Purchase
                                                            December 31,       December 31,         Accounting
                                                                1999               1999            Adjustments(a)        Pro Forma
                                                            -------------      ------------       ---------------        ---------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                  $  62,885           $   180             $ (3,280) (1)       $  59,785
  Accounts receivables, net                                     29,548               745                    -               30,293
  Income tax receivables                                         2,010                                      -                2,010
  Inventories, net                                              13,252             2,165                    -               15,417
  Prepaid and other current assets                               3,201                37                    -                3,238

                                                             ---------           -------             --------            ---------
    Total current assets                                       110,896             3,127               (3,280)             110,743

Property plant and equipment, net                               17,297               890                    -               18,187
Other Assets and goodwill                                        2,292             1,322                5,138  (2)           8,752
                                                             ---------           -------             --------            ---------

    Total assets                                             $ 130,485           $ 5,339             $  1,858            $ 137,682
                                                             =========           =======             ========            =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                           $   8,367           $   981                $ (37) (3)       $   9,311
  Current portion of debt                                          434                15                4,668  (1)           5,117
  Payroll and benefit related liabilities                        7,887               498                 (324) (3)           8,061
  Other current liabilities                                      7,857            13,669              (12,293) (4)           9,233
                                                             ---------           -------             --------            ---------

    Total current liabilities                                   24,545            15,163               (7,986)              31,722

Long term liabilities                                              256                20                    -                  276
                                                             ---------           -------             --------            ---------

    Total liabilities                                           24,801            15,183               (7,986)              31,998

Stockholders' equity                                           105,684            (9,844)               9,844  (5)         105,684
                                                             ---------           -------             --------            ---------

    Total liabilities and stockholders' equity               $ 130,485           $ 5,339             $  1,858            $ 137,682
                                                             =========           =======             ========            =========

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Represents the pro forma impact of the Registrant's acquisition of Control Resources Corporation ("CRC") for a total cost of approximately $7.8 million, and the Registrant's allocation of purchase price in accordance with the purchase method of accounting.

         (1)      Represents net cash paid and debt incurred for acquisition
         (2) Represents excess purchase price over net assets acquired, including approximately $200,000 of acquisition costs, adjusted for purchase accounting and purchase price adjustments.
         (3)      Represents tax and payroll related liabilities not acquired.
         (4)      Represents pro forma adjustments as follows:
                  - reduction for related party liabilities
                    not acquired                                $ (13.7)million
                  - employee severance and other                $   1.4 million
         (5)      Represents elimination of shareholder's equity.

                             PARADYNE NETWORKS, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)


                                                                                 Control
                                                            Paradyne            Resources
                                                         Networks, Inc.        Corporation          Purchase
                                                         December 31,          December 31,        Accounting
                                                             1999                  1999           Adjustments(a)       Pro Forma
                                                         -------------         ------------      ---------------       ---------
Revenues:
Sales                                                       $220,174              $ 6,155                               $226,329
Services                                                       2,617                                                       2,617
Royalties                                                      3,118                                                       3,118
                                                            --------              -------            --------           --------

Total revenues                                               225,909                6,155                                232,064

Total cost of sales                                          124,948                3,395                                128,343
                                                            --------              -------            --------           --------

Gross margin                                                 100,961                2,760                                103,721

Operating expenses:
Research and development                                      36,470                2,019                                 38,489
Selling, general and administrative                           55,938                4,313                                 60,251
Amortization of deferred stock compensation
  and goodwill                                                 1,501                    0              1,177 (1)           2,678

                                                            --------              -------            -------            --------

Total operating expenses                                      93,909                6,332              1,177             101,418
                                                            --------              -------            -------            --------

Operating income (loss)                                        7,052               (3,572)            (1,177)              2,303

Other (income) expenses:
   Interest, net                                                (405)                 488                 27 (2)             110
   Other, net                                                 (3,911)                   0                  0              (3,911)
                                                            --------              -------            -------            --------

Income (loss) before provision for income tax                 11,368               (4,060)            (1,204)              6,104
Provision (benefit) for income tax                             3,479                    0             (1,974)(3)           1,505
                                                            --------              -------            -------            --------

Net income (loss)                                           $  7,889              $(4,060)           $   770            $  4,599
                                                            ========              =======            =======            ========

Average shares outstanding
Basic                                                         28,435                                       0              28,435
Diluted                                                       30,112                                     207 (4)          30,319

Earnings per common share
Basic                                                       $   0.28                                 $ (0.12)           $   0.16
Diluted                                                     $   0.26                                 $ (0.11)           $   0.15

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
OPERATIONS

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(a) Represents the pro forma impact of the Registrant's acquisition of Control Resources Corporation ("CRC") for a total cost of approximately $7.8 million, and the Registrant's allocation of purchase price in accordance with the purchase method of accounting.

         (1) Represents amortization of intangibles acquired amortized over five years and deferred stock compensation over four years.
         (2) Represents interest on acquisition financing net of interest on intercompany debt not acquired.
         (3) Represents 37.5% tax benefit derived from acquisition and pro forma 1999 operating loss.
         (4) Represents stock options granted to CRC employees at a discount.

CONTROL RESOURCES
(A CARVE-OUT ENTITY OF P-COM, INC.)

STATEMENT OF CASH FLOWS (IN THOUSANDS)
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

         (c)      Exhibits

         The following exhibits were filed with the Company's Form 8-K dated May 1, 2000 or are filed herewith:

     Exhibit No.                     Description

         2 Asset Purchase Agreement dated as of April 5, 2000 among the Company, Paradyne Corporation, P-Com, Inc., and Control Resources Corporation (incorporated herein by reference from Exhibit 2 to the Company's Current Report on Form 8-K dated May 1, 2000).

         23       Consent of Independent Accountants.

         99.1 Press Release dated April 6, 2000 (incorporated herein by reference from Exhibit 99.1 to the Company's Current Report on Form 8-K dated May 1, 2000).

CONTROL RESOURCES
(A CARVE-OUT ENTITY OF P-COM, INC.)

STATEMENT OF CASH FLOWS (IN THOUSANDS)
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 28, 2000

                                    PARADYNE NETWORKS, INC.

                                    /s/ Patrick M. Murphy
                                    --------------------------------------------
                                    Patrick M. Murphy
                                    Senior Vice President, Treasurer
                                    and Chief Financial Officer






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